AMENDMENT NO. 3 TO THE
                              AMENDED AND RESTATED
                             UNDERWRITING AGREEMENT

                                  E*TRADE FUNDS
                               4500 Bohannon Drive
                              Menlo Park, CA 94025

                               As of _______, 2000

E*TRADE Securities, Inc.
4500 Bohannon Drive
Menlo Park, CA  94025


     Re: Amendment No. 3 to the Amended and Restated Underwriting Agreement

Ladies or Gentlemen:

     E*TRADE Funds (the "Company") and E*TRADE Securities, Inc. entered into an Amended and Restated Underwriting Agreement ("Original Agreement") dated as of August 12, 1999 with respect to the E*TRADE S&P 500 Index Fund, E*TRADE Extended Market Index Fund, E*TRADE Bond Index Fund, E*TRADE Technology Index Fund, E*TRADE International Index Fund and E*TRADE E-Commerce Index Fund. The Original Agreement was amended on January 28, 2000 ("Amendment No. 1") to permit E*TRADE Securities to also act as the exclusive selling agent and principal underwriter for the Shares of the E*TRADE Global Titans Index Fund and E*TRADE Premier Money Market Fund; and on May 17, 2000 ("Amendment No. 2") to reflect a revision to
Section 7 of the Original Agreement (the Original Agreement together with Amendments No. 1 & 2 are hereinafter referred to as the "Agreement"). The purpose of this document is to further permit E*TRADE Securities to also act as the exclusive selling agent and principal underwriter for the Shares of the E*TRADE Russell 2000 Index Fund and the E*TRADE Financial Sector Index Fund. Except as amended below, all terms of the Agreement shall continue in effect.

     The Agreement is hereby further amended as follows:

1.   Schedule A is hereby amended and substituted with the attached Schedule A.

2.   Schedule B is hereby amended and substituted with the attached Schedule B.

     If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning such counterparts to us, whereupon this shall constitute a binding agreement as of the date first above written.

                    Very truly yours,

                    E*TRADE FUNDS
                    (on behalf of each Fund  listed in the attached Schedule A)

                    By:      ___________________________________________________

                    Title:   ___________________________________________________


Agreed to and Accepted:

E*TRADE SECURITIES, INC.


By:      ______________________________

Title:   ______________________________

                                   SCHEDULE A

The series of E*TRADE Funds currently subject to this Amended and Restated Underwriting Agreement are as follows:

E*TRADE S&P 500 Index Fund

E*TRADE Extended Market Index Fund

E*TRADE Bond Index Fund

E*TRADE Technology Index Fund

E*TRADE International Index Fund

E*TRADE E-Commerce Index Fund

E*TRADE Global Titans Index Fund

E*TRADE Premier Money Market Fund

E*TRADE Russell 2000 Index Fund

E*TRADE Financial Sector Index Fund

                                   SCHEDULE B

FUND                                                         End of Initial Term

E*TRADE S&P 500 Index Fund                                   February 3, 2001

E*TRADE Extended Market Index Fund                           August 12, 2001

E*TRADE Bond Index Fund                                      August 12, 2001

E*TRADE Technology Index Fund                                August 12, 2001

E*TRADE International Index Fund                             October 22, 2001

E*TRADE E-Commerce Index Fund                                October 22, 2001

E*TRADE Global Titans Index Fund                             January 28, 2002

E*TRADE Premier Money Market Fund                            January 28, 2002

E*TRADE Russell 2000 Index Fund                              _________, 2002

E*TRADE Financial Sector Index Fund                          _________, 2002